Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 1-646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Second Quarter Fiscal Year 2012 Results

Center Valley, PA – November 14, 2011  – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today reported financial results for the second quarter of fiscal year 2012, the period ended September 30, 2011.

Second Quarter of Fiscal 2012 Financial Overview

	Q2 FY2012	Q2 FY2011	Q1 FY2012
Revenue	$7.1M	$8.4M	$9.2M
Gross Profit [Margin]	$1.9M [27%]	$2.6M [31%]	$2.4M [26%]
SG&A Expenses	$1.9M	$1.1M	$1.7M
(Loss) income from operations	$(39K)	$1.5M	$694K
Net (loss) income	$(88K)	$856K	$381K
Net (loss) income per share (diluted)	$(0.01)	$0.04	$0.01

Second Quarter Operational Highlights

•
During the second quarter of fiscal 2012, TechPrecision manufactured product for a customer with a sales value of $3.4 million.  This product, was qualified and accepted by the customer, however the customer delayed delivery until October. The entire $3.4 million of finished and accepted products will be recognized as revenue in the third quarter and contribute incrementally to third quarter results.  Approximately one-third of this production was produced at Wuxi Critical Mechanical Components Co. Ltd, or WCMC, our subsidiary in China.

•	An entire solar product line was successfully transitioned from Ranor to WCMC, and WCMC is now scaling volume production.

•
TechPrecision’s WCMC facility is expected to contribute more than 20% of the Company’s consolidated third quarter revenue, and WCMC has added a second customer for multi-crystalline solar chambers, two new customers for mono-crystalline solar chambers and two new sapphire LED chamber customers, all of which should benefit fiscal 2012.

•
WCMC is strategically positioned to benefit from the solar industry’s shift from PV multi-crystalline to mono-crystalline and sapphire, with customers in place. In addition, management expects to participate in multiple product lines for its largest customer, compared to the single product line produced historically.

•	Ranor remains well-positioned to serve the nuclear, defense and sapphire industry in the United States.

•	The Company has positioned itself to have a competitive cost structure to profitably serve its target markets once both subsidiaries are fully ramped.

•	TechPrecision’s backlog at the end of the second quarter of 2012 totaled $29.9 million compared with a backlog of $25.2 million at June 30, 2011 and $26.4 million at September 30, 2010.

“We made tremendous progress in our effort to enhance operations and diversify revenue, our stated strategic objective, during the quarter,” said Mr. James Molinaro, CEO of TechPrecision Corporation. “Though our financial results were impacted in the short-term by the customer requested delivery delay, I am very pleased with our progress to support our key customers in the United States and China. Our WCMC subsidiary is now manufacturing product that not only has now been qualified and accepted by two customers in China, but it can also now produce at volumes for these and other customers in Asia.  As a result of our successful transfer of an entire solar product line from Ranor, in the U.S. to WCMC, we expect our WCMC subsidiary to contribute more than 20% of our third quarter revenue as this ramp continues. We have added a second customer for multi-crystalline solar chambers, two new customers for mono-crystalline solar chambers and two new sapphire LED chamber customers, all of which should benefit fiscal 2012, particularly in the second half of the fiscal year. This demonstrated progress in diversifying our solar and LED manufacturing business provides me with confidence that we can continue grow our business even as the overall solar industry experiences a cyclical decline.”

Mr. Molinaro continued, “While we have successfully ramped the WCMC operation and set the stage for continued growth in China during the next year, we continue to focus on expanding our customer base and operations at Ranor. In the short-term, this involves prototyping work for our commercial industrial gas customer and first article production for defense customers. Ranor also remains strategically positioned to serve the nuclear, defense and some of the sapphire industry domestically. Meanwhile, the solar industry is transitioning from PV multi-crystalline to mono-crystalline and many companies are adding sapphire production lines. As a result, the industry is forecasting ongoing growth in China, and our WCMC subsidiary is uniquely positioned to serve these market trends in China, close to end users. The new business we have secured to provide components for mono-crystalline and sapphire production confirms this belief.”

Business Outlook

“We expect revenues for Q3 fiscal 2012 to be in the range of $12.5-$14.5 million, inclusive of the $3.4 million of solar production described above,” commented Mr. Molinaro. “A shift of a large single-order in the subsequent quarter could negatively impact the actual results. As the Company continues to increase its revenues, a single-order event will be less impactful to a quarter and our financial results.”

“While the solar and LED industry appear weak in the United States and Europe, new initiatives in China continue to support growth in both segments,” added Mr. Molinaro. “China has now adopted legislation to ban incandescent light bulbs at 15W and greater; strengthening the demand for LED light sources. In addition, China is reviewing adoption of new legislation for an additional domestic solar installation program of 15 Giga-watts. We believe both actions by the government will support continued growth in the solar and LED sectors, and our WCMC subsidiary is ideally situated, both geographically and strategically, to meet this continued strong demand.”

Second Quarter Results

For the three months ended September 30, 2011, sales decreased 15% or $1.3 million to $7.1 from $8.4 million in the year-ago period and decreased 23% sequentially from $9.2 million in the first quarter of fiscal 2012. The primary reason for the sequential and comparable prior year period decrease in revenue was the $3.4 million of qualified production for the Company’s largest customer completed during the second quarter but not recognized as revenue until October 2011.

Cost of sales for the quarter ended September 30, 2011 decreased by $0.6 million to $5.2 million, a decrease of 10%, from $5.8 million for the quarter ended September 30, 2010. Gross margin was 27% in the second fiscal quarter of 2012 compared to a gross margin of 31% during the second quarter of fiscal 2011 and 26% in the first fiscal quarter of 2012. Operating expenses for the second quarter of fiscal 2012 increased to $2.0 million from $1.1 million in the year ago second quarter ended September 30, 2010 and from $1.7 million for the first quarter of fiscal 2012. Net loss was ($0.1) million, or ($0.01) per share basic and fully diluted compared to net income of $0.9 million or $0.06 per share basic and $0.04 per share diluted for the quarter ended September 30, 2010.

Year-to-Date Results

For the six months ended September 30, 2011, sales increased 12% or $1.8 million to $16.3 million from $14.5 million in the year-ago period. Cost of sales for the fiscal six months ended September 30, 2011 increased by $2.3 million to $12.0 million, an increase of 24%, from $9.6 million for the comparable six month period ended September 30, 2010. Gross margin was 27% in the first six months of fiscal 2012 compared to a gross margin of 34% in the same period in fiscal 2011. Operating expenses for the six months ended September 30, 2011 increased to $3.7 million from $2.1 million for six month period ended September 30, 2010, reflecting an increase of $1.5 million or 72%. Net income was $0.3 million or $0.02 per share basic and $0.01 per share diluted for the six months ended September 30, 2011 as compared to $1.7 million or $0.12 per share basic and $0.08 per share diluted for the same period ended September 30, 2010.

Financial Condition

At September 30, 2011, TechPrecision had working capital of $12.5 million, as compared with working capital of $13.6 million at March 31, 2011, a decrease of $1.1 million. Cash used by operations was $1.0 million for the six months ended September 30, 2011 as compared to cash provided by operations of $1.1 million for the six months ended September 30, 2010. The decrease in operating cash flow was due to the net effect of a decrease in net income, increases in costs incurred on uncompleted contracts, prepaid taxes and other noncurrent assets, partially offset by a decrease in accounts receivable, increases in accounts payable, accrued expenses and deferred revenue during the six months ended September 30, 2011. As of September 30, 2011, the Company had $5.2 million of cash and cash equivalents, and borrowing capability of $2.0 million on its $2.0 million line of credit. Management believes its cash plus undrawn credit capacity are adequate for forecasted capital needs. Long-term debt at September 30, 2011 was $7.5 million representing an increase of $0.9 million, compared to $6.6 million at March 31, 2011.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, November 14, 2011. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time:  1-877-941-1427.  International callers should dial +1-480-629-9664.  When prompted by the operator, mention Conference Passcode 4378617.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Monday, November 14, 2011 at 7:30 p.m. Eastern Time. To access the replay, dial 1-877-870-5176 or 1-858-384-5517. When prompted, enter Conference Passcode 4378617.

The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://viavid.net/dce.aspx?sid=00007C99.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiaries Ranor, Inc. and Wuxi Critical Mechanical Components Co. Ltd., globally manufactures large scale metal fabricated and machined precision components and systems. These products are used in a variety of markets including: alternative energy (Solar, Wind and LED), cleantech, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing.  To learn more about the Company, please visit the corporate website at http://www.techprecision.com.  Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-- Financial tables follow --

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$7,147,167	$8,381,319	$16,323,607	$14,534,821
Cost of sales	5,231,710	5,795,971	11,981,227	9,633,682

Gross profit	1,915,457	2,585,348	4,342,380	4,901,139
Selling, general and administrative expenses	1,953,978	1,121,411	3,686,649	2,139,355
(Loss) income from operations	(38,521)	1,463,937	655,731	2,761,784

Other income (expenses):
Other income	--	2,875	--	62,875
Interest expense	(78,531)	(110,450)	(137,221)	(218,016)
Interest income	8,460	3,869	10,406	6,602
Finance costs	--	(2,589)	--	(5,179)
Total other income (expense), net	(70,071)	(106,295)	(126,815)	(153,718)

(Loss) income before income taxes	(108,592)	1,357,642	528,916	2,608,066

Income tax expense (benefit)	(20,494)	502,014	235,553	933,116

Net (loss) income	$(88,098)	$855,628	$293,363	$1,674,950

Net (loss) income per share of common stock (basic)	$(0.01)	$0.06	$0.02	$0.12
Net (loss) income per share (fully diluted)	$(0.01)	$0.04	$0.01	$0.08
Weighted average number of shares outstanding (basic)	16,546,279	14,231,417	16,049,144	14,231,133
Weighted average number of shares outstanding (fully diluted)	16,546,279	20,568,037	24,143,956	20,757,412

TECHPRECISION CORPORATION
CONSOLIDATED BALANCE SHEETS

	(Unaudited) September 30, 2011	March 31, 2011

Current assets
Cash and cash equivalents	$5,211,858	$7,541,000
Accounts receivable, less allowance for doubtful accounts of $25,010	3,063,428	5,578,072
Costs incurred on uncompleted contracts, in excess of progress billings	8,140,787	2,519,908
Inventories - raw materials	403,577	723,400
Other current assets	544,925	441,833
Current deferred taxes	587,086	462,226
Prepaid taxes	702,149	122,263
Total current assets	18,653,810	17,388,702
Property, plant and equipment, net	5,128,297	3,139,692
Building and equipment under construction	2,296,867	2,172,420
Other noncurrent assets	446,746	181,141
Total assets	$26,525,720	$22,881,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,643,127	$1,093,350
Accrued expenses	1,466,348	958,009
Deferred revenues	1,693,363	382,130
Current maturity of long-term debt	1,366,543	1,371,767
Total current liabilities	6,169,381	3,805,256

Long-term debt	6,153,990	5,217,421

STOCKHOLDERS’ EQUITY
Preferred stock- par value $.0001 per share, 10,000,000 shares authorized, of which 9,890,980 are designated as Series A Convertible
Convertible Preferred Stock, with 7,980,982 and 8,878,982 shares issued and September 30, 2009
outstanding at September 30, and March 31, 2011, respectively (liquidation preference of $2,274,580 and $2,530,510 at September 30, 2011 and March 31, 2011, respectively)	1,843,867	2,039,631
Common stock -par value $.0001 per share, authorized,
90,000,000 shares, issued and outstanding, 16,648,993
shares at September 30, 2011 and 15,422,888 at March 31, 2011	1,665	1,543
Additional Paid in capital	3,826,102	3,346,916
Accumulated other comprehensive (loss) income	(227,930)	5,905
Retained earnings	8,758,645	8,465,283
Total stockholders’ equity	14,202,349	13,859,278
Total liabilities and stockholders' equity	$26,525,720	$22,881,955

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Six Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$293,363	$1,674,950
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	237,237	186,537
Gain on sale of equipment	--	(62,876)
Share based compensation	249,061	97,412
Deferred income taxes	41,355	(10,601)
Changes in operating assets and liabilities:
Accounts receivable	2,516,457	(46,674)
Inventory - raw materials	319,823	67,417
Costs incurred on uncompleted contracts, in excess of progress billings	(5,620,879)	(1,583,511)
Prepaid taxes	(579,887)	--
Other current assets	(102,803)	63,556
Other noncurrent assets	(277,500)	--
Accounts payable	549,512	506,445
Accrued expenses	98,757	(59,375)
Deferred revenues	1,311,233	222,941
Net cash (used in) provided by operating activities	(964,271)	1,056,222

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	--	60,000
Purchases of property, plant and equipment	(1,070,504)	(24,551)
Building and equipment under construction	(1,267,029)	(695,520)
Net cash used in investing activities	(2,337,533)	(660,071)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distribution to WMR Realty Partners	--	(93,748)
Proceeds from exercised stock options	35,511	--
Tax (expense) benefit from share based compensation	(1,030)	9,836
Borrowings of long-term debt	1,618,325	556,416
Repayments of long-term debt, including capital leases	(686,980)	(405,993)
Net cash provided by financing activities	965,826	66,511
Effect of exchange rate on cash and cash equivalents	6,836
Net increase (decrease) in cash and cash equivalents	(2,329,142)	462,662
Cash and cash equivalents, beginning of period	7,541,000	8,774,223
Cash and cash equivalents, end of period	$5,211,858	$9,236,885

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